Consent of Independent Registered Public Accounting Firm

         We have issued our report dated September 16, 2005 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 184 as of July 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


New York, New York
November 23, 2005